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
                                   EXHIBIT 21

                                  SUBSIDIARIES

                                   State of            Name Under Which
Name                               Incorporation       Business is Done
----------------------------------------------------------------------------------------

Information Decisions, Inc.        Michigan            SofTech

Workgroup Technology Corporation   Delaware            Workgroup Technology Corporation

SofTech GmbH                       Germany             SofTech GmbH

SofTech Technologies Ltd.          United Kingdom      Inactive

Adra Systems Srl                   Italy               Adra Systems Srl

Adra Systems Sarl                  France              Adra Systems Sarl

SofTech Acquisition Corporation    Delaware            Inactive

Compass, Inc.                      Massachusetts       Inactive

System Constructs, Inc.            New York            Inactive

SofTech Investments, Inc.          Massachusetts       Inactive

AMG Associates, Inc.               Maryland            Inactive

Ram Design & Graphics Corp.        North Carolina      Inactive
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